Exhibit 10.5

EXECUTION COPY

DJO INCORPORATED

2007 INCENTIVE STOCK PLAN

RESTRICTED STOCK AWARD AGREEMENT

This RESTRICTED STOCK AWARD AGREEMENT, dated as of November 20, 2007 (the “Date of Grant”), is delivered by ReAble Therapeutics, Inc., a Delaware corporation which, following the consummation of certain transactions set forth in the Agreement and Plan of Merger, dated July 15, 2007, intends to change its name to “DJO Incorporated” (the “Company”), to Peter Baird (the “Grantee”).

RECITALS

The DJO Incorporated 2007 Incentive Stock Plan (the “Plan”) provides for the grant of Restricted Stock Awards in accordance with the terms and conditions of the Plan.  The Compensation Committee of the Company’s Board of Directors (the “Committee”) has decided to make a Restricted Stock Award as an inducement for the Grantee to promote the best interests of the Company and its stockholders.  A copy of the Plan is attached.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.             Restricted Stock Award.  Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants the Grantee 24,300 shares of common stock of the Company (the “Shares”), subject to the restrictions set forth below and in the Plan (“Restricted Stock”).  Shares of Restricted Stock may not be transferred by the Grantee or subjected to any security interest until the Shares have become vested pursuant to this Agreement and the Plan.

2.             Vesting and Nonassignability of Restricted Stock.

(a)           The shares of Restricted Stock shall become vested, and the restrictions described in Sections 2(b) and 2(c) shall lapse, according to the following vesting schedule:

Date

Vested Shares

January 1, 2009

24,300

(b)           If the Grantee’s employment with, or service to, the Company terminates before January 1, 2009, the shares of Restricted Stock shall be forfeited and must be immediately returned to the Company.

(c)           During the period before the shares of Restricted Stock vest (the “Restriction Period”), the non-vested Restricted Stock may not be assigned, transferred, pledged or otherwise disposed of by the Grantee.  Any attempt to assign, transfer, pledge or otherwise dispose of the Shares contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Shares, shall be null, void and without effect.

3.             Issuance of Certificates.

(a)           Stock certificates representing the Restricted Stock may be issued by the Company and held in escrow by the Company until the Restricted Stock vests, or the Company may hold non-certificated Shares until the Restricted Stock vests.  During the Restriction Period, the Grantee shall receive any cash dividends with respect to the shares of Restricted Stock, may vote the shares of Restricted Stock and may participate in any distribution pursuant to a plan of dissolution or complete liquidation of the Company.  In the event of a dividend or distribution payable in stock or other property or a reclassification, split up or similar event during the Restriction Period, the Shares or other property issued or declared with respect to the non-vested shares of Restricted Stock shall be subject to the same terms and conditions relating to vesting as the Shares to which they relate.

(b)           When the Grantee obtains a vested right to shares of Restricted Stock, a certificate representing the vested Shares shall be issued to the Grantee, free of the restrictions under Section 2 of this Agreement.

(c)           The obligation of the Company to deliver Shares upon the vesting of the Restricted Stock shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriately to comply with relevant securities laws and regulations.

4.             Change of Control.  The provisions of the Plan applicable to a Change of Control shall apply to the Restricted Stock, and, in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.

5.             Stockholder’s Agreement; Right of First Refusal; Repurchase Right.  As a condition of receiving this grant, the Grantee agrees to execute a stockholder’s agreement, agreeing to be bound thereby, in such form as the Committee may require, with respect to all Shares that are subject to the restrictions described in Paragraph 2.

6.             Grant Subject to Plan Provisions.  This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  The grant is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) changes in capitalization of the Company, and (iv) other requirements of applicable law.  The Committee shall have the authority to interpret and construe the grant pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

7.             Withholding; Gross-Up of Restricted Stock.

(a)           Withholding.  The Grantee hereby authorizes the Company to satisfy any tax withholding obligation of the Company with respect to the Restricted Stock by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities.

(b)           Gross-up of Restricted Shares.  Notwithstanding anything herein to the contrary, the Grantee will be awarded an additional number of Restricted Shares such that after the Company’s tax withholding obligation described in (a) above is satisfied, 23,400 Shares of Restricted Stock remain subject to this Agreement, or if the restrictions described in Section 2 above have lapsed, 23,400 Shares are transferred to the Grantee.

8.             Other Restrictions on Sale or Transfer of Shares.

(a)           The Grantee is acquiring the Shares underlying this grant solely for investment purposes, with no present intention of distributing or reselling any of the Shares or any interest therein.  The Grantee acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and the Company has no obligation to do so.

(b)           The Grantee is aware of the applicable limitations under the Securities Act and under the Plan relating to a subsequent sale, transfer, pledge or other assignment or encumbrance of the Shares.  The Grantee further acknowledges that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.

(c)           The Grantee will not sell, transfer, pledge, donate, assign, mortgage, hypothecate or otherwise encumber the Shares underlying this grant unless the Shares are registered under the Securities Act or the Company is given an opinion of counsel reasonably acceptable to the Company that such registration is not required under the Securities Act.

(d)           The Grantee realizes that there is no public market for the Shares underlying this grant, that no market may ever develop for them, and that they have not been approved or disapproved by the Securities and Exchange Commission or any governmental agency.

9.             No Employment or Other Rights.  This grant shall not confer upon the Grantee any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee’s employment or service at any time.  The right of the Company to terminate the Grantee’s employment or service at any time for any reason is specifically reserved.  Nothing in this Agreement shall be construed to impair any right that the Company may have to terminate or modify the terms of Grantee’s employment relationship with the Company.

10.           Assignment by Company.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.  This Agreement may be assigned by the Company without the Grantee’s consent.

11.           Applicable Law.  The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of State of New York, without giving effect to the conflicts of laws provisions thereof.

12.           Notice.  Any notice to the Company provided for in this instrument shall be addressed to the Company in care of Donald Roberts, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the records of the Company, or to such other address as the Grantee may designate to the Company in writing.  Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this instrument, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

REABLE THERAPEUTICS, INC

/s/ Harry L. Zimmerman
HARRY L. ZIMMERMAN

I hereby accept the grant of Restricted Stock described in this Agreement, and I agree to be bound by the terms of the Plan, the applicable stockholder’s agreement and this Agreement. I hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

/s/ Peter Baird
PETER BAIRD

November 20, 2007
Date

[Signature Page to Peter Baird Restricted Stock Agreement]